Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Arturo Rodriguez Atari, Inc. 212-726-4234 arturo.rodriguez@atari.com

ATARI REPORTS FISCAL 2007 SECOND QUARTER RESULTS
NEW YORK, November 9, 2006— Atari, Inc. (Nasdaq: ATAR), an interactive entertainment company, today announced financial results for the fiscal 2007 second quarter ended September 30, 2006.
Net revenue for the quarter ended September 30, 2006, was $28.6 million versus $38.4 million in the comparable year-earlier period. Publishing net revenue was $23.1 million versus $22.6 million in the prior year period, while distribution revenue was $5.5 million versus $15.8 million in the comparable year-earlier period.
Net income for the fiscal 2007 second quarter was $0.3 million, or $0.00 per share, compared to a net loss of $25.2 million, or $0.20 per share, in the year-earlier period. Loss from continuing operations for the second quarter of fiscal 2007 was $9.5 million, or $0.07 per share, compared to a loss from continuing operations of $22.3 million, or $0.18 per share, in the second quarter of fiscal 2006.
Net revenue for the six-month period ended September 30, 2006, was $48.1 million versus $62.2 million in the comparable year-earlier period. Publishing net revenue was $32.9 million versus $35.0 million in the prior six-month period, while distribution revenue was $15.2 million versus $27.2 million in the comparable year-earlier period.
Net loss for the six-month period was $6.8 million, or $0.05 per share, compared to net loss of $58.0 million, or $0.47 per share, in the year-earlier period. Loss from continuing operations for the six-month period of fiscal 2007 was $14.1 million, or $0.10 per share, compared to a loss of $52.5 million, or $0.43 per share, in the six month period of fiscal 2006.
“Atari continues to execute on its plans,” stated David Pierce, President and Chief Executive Officer of Atari. “First and foremost, we have secured a three year $15 million credit facility with Guggenheim Corporate Funding, LLC, a prestigious financial partner. This facility will provide Atari with flexibility on our short-term working capital needs. Secondly, with the sale of the Shiny development studio, we have completed the divesture of our internal development studios streamlining our development operations. Finally, we are realizing the results of our previously announced cost reduction plans as general and administrative expenses are down 31%.”
Mr. Pierce continued, “As we enter into our holiday season, Atari continues to deliver by releasing high-quality products to our consumers that utilize next-generation capabilities. We look forward to launching new products such as Dragon Ball Z: Budokai Tenkaichi 2 for Nintendo Wii and continuing to build on the world-wide success of

Test Drive Unlimited and Never Winter Nights 2, both of which take advantage of opportunities on-line. Atari is focused on growing shareholder value.”
Atari’s product lineup for the remainder of fiscal 2007 is expected to include the following new releases:
Arthur and the Invisibles (PlayStation®2 computer entertainment system , Nintendo DS™, Game Boy® Advance and Windows), Bullet Witch™ (Xbox 360™ video game and entertainment system from Microsoft) Dragon Ball Z®: Budokai Tenkaichi™ 2 (Nintendo® Wii), DUNGEONS & DRAGONS®: Tactics™ (PSP® (PlayStation® Portable) system), and HOT PXL (PSP® (PlayStation® Portable) system), among others.
Atari will host a teleconference with a simultaneous webcast at 5:00 p.m. Eastern Time today to discuss the Company’s fiscal 2007 second quarter results. To access the teleconference, 1-800-291-5365 (domestic) or 1-617-614-3922 (international), access code 71919682, or listen to it live via the Internet by accessing the Company’s Web site (www.atari.com). For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 95544564, beginning approximately one hour after the conclusion of the call and available through November 14, 2006.
About Atari
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company’s 1,000+ titles include hard- core, genre-defining franchises such as Test Drive(R) and Deer Hunter ®; and mass-market and children’s franchises such as Nickelodeon’s Dora the Explorer™, and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France- based Infogrames Entertainment SA (Euronext — ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company’s quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings.
The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
(Tables to Follow)
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ATARI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net revenues	28,588	38,358	48,062	62,235
Costs, expenses, and income:
Cost of goods sold	15,251	24,780	29,178	43,169
Research and product development	7,321	15,288	14,467	30,963
Selling and distribution expenses	9,317	7,751	14,418	14,785
General and administrative expenses	5,680	8,221	11,115	16,164
Restructuring expenses	204	2,227	334	4,930
Gain on sale of intellectual property	—	—	(9,000)	—
Gain on sale of development studio assets	(885)	—	(885)	—
Depreciation and amortization	1,323	2,163	2,771	4,395

Total costs, expenses, and income	38,211	60,430	62,398	114,406

Operating (loss)	(9,623)	(22,072)	(14,336)	(52,171)
Interest income (expense), net	116	(297)	233	(345)
Other income (expense)	15	(245)	34	(236)

(Loss) before (benefit from) income taxes	(9,492)	(22,614)	(14,069)	(52,752)
(Benefit from) income taxes	—	(283)	—	(283)

(Loss) from continuing operations	(9,492)	(22,331)	(14,069)	(52,469)

Income (loss) from discontinued operations of Reflections Interactive Ltd., net of tax	9,803	(2,880)	7,266	(5,559)

Net income (loss)	$311	$(25,211)	$(6,803)	$(58,028)

Basic and diluted net income (loss) per share:
(Loss) from continuing operations	$(0.07)	$(0.18)	$(0.10)	$(0.43)
Income (loss) from discontinued operations of Reflections Interactive Ltd., net of tax	0.07	(0.02)	0.05	(0.04)

Net income (loss)	$0.00	$(0.20)	$(0.05)	$(0.47)

Basic weighted average shares outstanding	134,772	123,773	134,769	122,543

Diluted weighted average shares outstanding	134,782	123,773	134,769	122,543

ATARI, INC. AND SUBSIDIARIES
COMPARATIVE BALANCE SHEETS MARCH 31, 2006 vs. September 30, 2006
(in thousands, except share data)
(unaudited)

	March 31,	September 30,
	2006	2006
ASSETS
Current assets:
Cash	$14,948	$10,224
Receivables, net of allowances of $30,918 and $19,249, at March 31, 2006 and September 30, 2006, respectively	12,072	7,239
Inventories, net	20,787	16,756
Due from related parties	4,692	2,579
Prepaid expenses and other current assets	11,345	13,601
Assets of discontinued operations	2,949	1,356

Total current assets	66,793	51,755
Property and equipment, net	6,113	3,935
Goodwill	66,398	54,129
Acquired intangible assets	—	695
Other assets	4,366	5,736

Total assets	$143,670	$116,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,935	$16,764
Accrued liabilities	19,105	21,676
Royalties payable	13,468	3,439
Due to related parties	10,263	5,175
Liabilities of discontinued operations	3,018	300

Total current liabilities	69,789	47,354
Due to related parties — long term	—	803
Long-term liabilities	669	979

Total liabilities	70,458	49,136

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 134,765,510 and 134,779,670 shares issued and outstanding at March 31, 2006 and September 30, 2006, respectively	1,348	1,348
Additional paid-in capital	758,165	758,871
Accumulated deficit	(688,730)	(695,533)
Accumulated other comprehensive income	2,429	2,428

Total stockholders’ equity	73,212	67,114

Total liabilities and stockholders’ equity	$143,670	$116,250

Publishing Platform Mix
(excludes Driver titles)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

PC	15.6%	37.6%	24.4%	45.8%
PS2	39.4%	13.3%	32.3%	14.7%
PSP	6.3%	0.0%	10.6%	0.0%
PSX	0.0%	0.0%	0.0%	0.2%
XBOX	0.1%	7.4%	0.4%	6.7%
XBOX360	32.6%	0.0%	21.2%	0.0%
GAME BOY ADVANCE	2.0%	14.9%	5.7%	11.3%
GAMECUBE	0.1%	1.4%	0.4%	4.8%
RETRO	2.5%	24.8%	3.5%	15.9%
NDS	1.4%	0.6%	1.5%	0.6%

Total	100.0%	100.0%	100.0%	100.0%